                                                                     Exhibit 5.1
                                                                     -----------

                 [LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]



                                  May 30, 1997



California Jockey Club
2600 South Delaware Street
P.O. Box 1117
San Mateo, California 94403

Ladies and Gentlemen:

     In connection with the registration of up to 30,500,000 shares of common stock of California Jockey Club (the "Company"), $.01 par value (the "Cal Jockey Shares"), under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on May 29, 1997, to be issued to the stockholders of Patriot American Hospitality, Inc. ("Patriot") in the merger of Patriot with and into the Company, and to be issued upon the exchange of limited partnership units in accordance with the First Amendment to the Second Amended and Restated Agreement of Partnership of Patriot American Hospitality Partnership L.P. (the "Partnership Agreement"), you have requested our opinion with respect to the matters set forth below.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Cal Jockey Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     Our opinion below assumes that, prior to the issuance of the Cal Jockey Shares, (i) the Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997, by and among Patriot, Patriot American Hospitality Partnership, L.P. (the "Patriot Partnership"), the company and Bay Meadows Operating Company (the "Merger Agreement"), including without limitation the proposed Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") and the proposed Amended and Restated Bylaws of the Company, will have been validly approved by the requisite approval of the stockholders of the Company; (ii) the proposed Restated Certificate will have been filed with the Delaware Secretary of State; (iii) the proposed form of the Partnership Agreement will have been duly executed and delivered by the Patriot Partnership and constitute the valid, binding and enforceable obligations of the Patriot Partnership; and (iv) the transactions contemplated by the Merger Agreement will have been consumated.

     We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

     Subject to the foregoing, and in reliance thereon, it is our opinion that the Cal Jockey Shares will be duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Partnership Agreement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our name in the section of the Registration Statement entitled "Legal Matters."



                                         Very truly yours,


                                         /s/ LATHAM & WATKINS